PARTICIPATION AGREEMENT

                                      Among

                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,

                             OPPENHEIMERFUNDS, INC.

                                       and

                           IDS LIFE INSURANCE COMPANY


     THIS AGREEMENT (the "Agreement") made and entered into as of the 12th day of January, 2004 by and among IDS Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time by mutual consent (hereinafter collectively the "Accounts"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser").

     WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") offered by insurance companies (hereinafter "Participating Insurance Companies");

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio", and each representing the interests in a particular managed pool of securities and other assets;

     WHEREAS, the Fund has obtained an order from the Securities and Exchange commission, dated July 16, 1986 (File No. 812-6324) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and


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held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order");

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act");

     WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940;

     WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (hereinafter "Contracts") (unless an exemption from registration is available);

     WHEREAS, the Accounts are or will be duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable contracts (the Contract(s) covered by this Agreement are specified in Schedule 2 attached hereto, as may be modified by mutual consent from time to time);

     WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless an exemption from registration is available);

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (the Portfolios covered by this Agreement are specified in Schedule 3 attached hereto as may be modified by mutual consent from time to time), on behalf of the Accounts to fund the Contracts named in Schedule 2, as may be amended from time to time by mutual consent, and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

     NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser and the Company agree as follows:


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ARTICLE I.        Sale of Fund Shares

                  1.1. The Fund agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such order by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

                  1.2. The Company shall pay for Fund shares on the next Business Day after it places an order to purchase Fund shares in accordance with
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire pursuant to the instructions of the Fund's treasurer or by a credit for any shares redeemed or by any other method agreed to by the parties.

                  1.3. The Fund agrees to make Fund shares available indefinitely for purchase at the applicable net asset value per share by the Company for its Accounts listed in Schedule 1 on those days on which the Fund calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio.

                  1.4. The Fund agrees to redeem, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis


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at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption by 10:00 a.m. New York time on the next following Business Day.

                  1.5. The Fund shall endeavor to pay for the Fund shares redeemed on the same Business Day the Fund receives notice of the redemption order in accordance with Section 1.4 hereof, but in no event shall payment be made beyond the time period specified in the Fund's prospectus or statement of additional information. Payment shall be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time or by any other method agreed to by the parties.

                  1.6. The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule 3 offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information

                  1.7. The Fund shall furnish same-day notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Portfolios' shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election on ten Business Days' notice to the Fund and the Adviser and thereafter to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

                  1.8. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated and will use its best efforts to make such net asset value


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per share  available by 6:00 p.m. New York time, but in no event later than 7:00
p.m. New York time each Business Day.

                  1.9. The Fund agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts or to such other persons permitted under applicable tax laws and/or regulations, a Revenue Ruling or a private letter ruling granted by the Internal Revenue Service on which the Fund may rely.

ARTICLE II. Sales Material, Prospectuses and Other Reports

                  2.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee a copy of each Contract prospectus or statement of additional information in which the Fund or the Adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within ten Business Days after receipt of such material.

                  2.2. The Fund and/or the Adviser shall furnish, or shall cause to be furnished, to the Company or its designee a copy of each Fund prospectus or statement of additional information in which the Company is named prior to the filing of such document with the Securities and Exchange Commission. The Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company is named, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably object to such use within ten Business Days after receipt of such material.

                  2.3. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for


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the Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature, published reports in the public domain or other promotional materials approved by the Fund or its designee, except as required by legal process or regulatory authorities or with the permission of the Fund. Nothing in this Section 2.3 will be construed as preventing the Company or its agents from giving advice on investments in the Fund.

                  2.4. The Fund and/or the Adviser shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, in reports or proxy statements for the Company, or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the permission of the Company.

                  2.5. For purposes of this Article II, the phrase "sales literature or other promotional material" includes, without limitation, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard or electronic media), and sales literature (such as brochures, circulars, market letters and form letters), distributed or made generally available to customers or the public.

                  2.6. The Fund and the Adviser hereby consent to the Company's use of the names "Oppenheimer Variable Account Funds" and "OppenheimerFunds" in connection with the marketing of the Contracts, subject to the terms of Sections
2.1 and 2.3 of this Agreement. Such consent will terminate with the termination of this Agreement.


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                  2.7. The Fund or the Adviser shall provide a camera-ready copy of and/or a computer diskette containing its current prospectus within a reasonable period of its filing date, and provide other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is supplemented or amended) to have the prospectus for the Fund and the prospectuses for the other investment options under the Contracts printed together in one document. The Adviser shall be permitted to review and approve the typeset form of the Fund's prospectus prior to such printing provided the prospectus has been provided within a reasonable period.

                  2.8. At the option of the Company, the Fund or the Adviser shall either: (i) provide the Company with as many copies of the Fund's statement of additional information, reports to shareholders, other information relating to the Fund necessary to prepare financial reports, and other communications to shareholders as the Company shall reasonably require for distribution to existing and/or prospective Contract owners; or (ii) camera-ready, computer diskette and/or a printed copy, if appropriate, of such materials for printing and distribution to existing and/or prospective Contract owners, within a reasonable period of the filing date for definitive copies of such material. The Adviser shall be permitted to review and approve the typeset form of such materials prior to such printing provided such materials have been provided within a reasonable period.

ARTICLE III. Fees and Expenses

                  3.1. The Fund and Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Adviser under this Agreement, except as provided herein.

                  3.2. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and


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qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law. The Fund shall bear the expenses of printing the Fund's statement of additional information for existing shareholders, and proxy materials.

         The Company may, at its option, elect to receive the Fund's prospectus, statement of additional information and reports by an electronic transmission suitable to the parties.

                  3.3. The Company shall bear the expenses of (i) printing and distributing to prospective Contract owners the Fund's prospectus and reports;
(ii) distributing the Fund's statement of additional information to prospective contract owners; and (iii) distributing proxy materials to existing Contract owners and tabulation of proxy votes. The Fund shall bear the expenses of printing and distributing to existing Contract owners the Fund's prospectus, statement of additional information and reports to owners of Contracts issued by the Company.

                  3.4. In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, the parties may agree to execute a new Schedule 3 or an amendment to this Agreement authorizing the issuance of shares of the new Portfolios to the particular Account. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.

ARTICLE IV. Representations and Warranties

                  4.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Minnesota.

                  4.2. The Fund represents and warrants that it is duly organized and validly existing under the laws of the Commonwealth of Massachusetts.


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                  4.3. The Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in
Section 817(h) of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"), and the rules and regulations thereunder, or any successor or similar provision, or Revenue Ruling or private letter ruling granted by the Internal Revenue Service on which the Fund may rely. In the event the Fund fails to comply with these diversification requirements, the Fund shall take all reasonable steps to notify the Company of such noncompliance and to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5, or any successor or similar provision, or Revenue Ruling or private letter ruling granted by the Internal Revenue Service on which the Fund may rely.

                  4.4. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

                  4.5. The Fund represents that its investment objectives, policies and restrictions comply in all material respects with any applicable state laws of which the Fund is aware as they may apply to the Fund. The Fund agrees that it will endeavor to furnish the information required by state insurance laws and requested by the Company to assist the Company in obtaining the authority needed to issue the Contracts in the various states.

                  4.6. The Fund represents and warrants that all of its Trustees, officers, employees, investment advisers and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage (which may, at the Fund's election, be in the form of a joint insured bond) for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from


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time to time. The aforesaid bond includes  coverage for larceny and embezzlement and is issued by a reputable bonding or insurance company.

ARTICLE V.  Potential Conflicts

                  5.1. The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

                  5.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that the Company report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order, by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner


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voting instructions are disregarded and by confirming in writing, at the Fund's request, that the Company is unaware of any such potential or existing material irreconcilable conflicts.

                  5.3. If it is determined by a majority of the Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict up to and including: (1) withdrawing the assets allocable to some or all of the subaccounts of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

                  5.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the subaccount of the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of the six month period the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.


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                  5.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the subaccount of the Account's investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund, subject to applicable regulatory limitation.

                  5.6. For purposes of Sections 5.3 through 5.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 5.3 to establish a new funding medium for Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the particular subaccount of the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal.

ARTICLE VI.  Indemnification


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                  6.1. The Company agrees to indemnify and hold harmless the
Fund and the Adviser and each person, if any, who controls or is associated with the Fund and the Adviser within the meaning of such terms under applicable federal securities laws and any Trustees, officers, employees and agents of the foregoing (collectively, the "Indemnified Parties" for purposes of this Article
VI) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, the "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                                    (a) arise out of or are based upon any
                           untrue statements or alleged untrue statements of material fact contained in a registration statement, prospectus or statement of additional information for the Contracts or in the Contracts themselves or in sales literature generated by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, the "Company Documents" for purposes of this Article
                           VI), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from information furnished to the Company by or on behalf of the Fund or the Adviser for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or


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                                    (b) arise out of or result from statements
                           or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 6.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Fund shares; or

                                    (c) arise out of or result from any untrue
                           statement or alleged untrue statement of a material fact contained in Fund Documents as defined in
                           Section 6.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from information furnished to the Fund or the Adviser by or on behalf of the Company; or

                                    (d) arise out of or result from any material
                           breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

                  6.2. The Fund and the Adviser agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under applicable federal securities laws and any directors, trustees, officers, employees and agents of the foregoing (collectively, the "Indemnified Parties" for purposes of this Article
VI) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund and/or the Adviser) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection


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therewith) (collectively, the "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                                    (a) arise out of or are based upon any
                           untrue statements or alleged untrue statements of material fact contained in a registration statement, prospectus or statement of additional information for the Fund or in sales literature generated by the Fund and/or the Adviser (or any amendment or supplement to any of the foregoing) (collectively, the "Fund Documents" for purposes of this Article VI), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from information furnished to the Fund or the Adviser by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                                    (b) arise out of or result from statements
                           or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Fund or the Adviser or persons under their control, with respect to the sale or acquisition of the Contracts or Fund shares; or

                                    (c) arise out of or result from any untrue
                           statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the


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                           statements therein not misleading if such statement
                           or omission was made in reliance upon and accurately derived from information furnished to the Company by or on behalf of the Fund; or

                                    (d) arise out of or result from any material
                           breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser.

                  6.3. Neither the Company nor the Fund or the Adviser shall be liable under the indemnification provisions of Sections 6.1 or 6.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

                  6.4. Neither the Company nor the Fund or the Adviser shall be liable under the indemnification provisions of Sections 6.1 or 6.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim, complaint or action by a regulatory authority shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 6.1 and 6.2.

                  6.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VII. Applicable Law

                  7.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

                  7.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. ARTICLE VIII. Termination

                  8.1. This Agreement shall terminate with respect to some or all Portfolios:

                                    (a) at the option of any party upon six
                           months' advance written notice to the other parties or as otherwise agreed in writing by all parties; or

                                    (b) at the option of the Company to the
                           extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company; or

                                    (c) as provided in Article V.

                  8.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 8.1(a) may be exercised for cause or for no cause.

                  8.3. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Fund (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement for which shares of the Fund (or any Portfolio) serve as the underlying medium unless such further sale of additional shares of the Fund is prohibited by law or by regulatory authorities, or as determined by the Fund's Board to be necessary to remedy or eliminate an irreconcilable conflict pursuant to Article V hereof.

                  8.4. The provisions of this Article VIII shall survive the termination of this Agreement, and as long as shares of the Fund are held on behalf of Contract owners in accordance with Section 8.3, the provisions of this Agreement shall survive the termination of this Agreement with respect to those Contract owners.

ARTICLE IX.       Notices

                  Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify to the other party.

                  If to the Fund:
                           Oppenheimer Variable Account Funds
                           c/o OppenheimerFunds, Inc.
                           Two World Financial Center
                           225 Liberty Street, 11th Floor
                           New York, NY  10080
                           Attn:    Legal Department

                  If to the Adviser:
                           OppenheimerFunds, Inc.
                           Two World Financial Center
                           225 Liberty Street, 11th Floor

                           New York, NY  10080

                           Attn:    General Counsel

                  If to the Company:
                           IDS Life Insurance Company
                           c/o American Express Financial Advisors Inc.
                           1765 AXP Financial Center
                           Minneapolis, MN  55474
                           Attn:    Executive Vice President, Annuities

                           with a copy to:
                                    IDS Life Insurance Company
                                    50607 AXP Financial Center
                                    Minneapolis, Minnesota 55474
                           Attention: General Counsel's Office

ARTICLE X.        Miscellaneous

                  10.1. This Section 10.1 sets forth each party's obligations to maintain the confidentiality of certain information that may be provided to each other by or on behalf of the Fund, the Adviser, the Company and their respective subsidiaries and affiliates, as may be applicable, that must be kept confidential under (i) Section 504 of the Gramm-Leach-Bliley Financial Services Modernization Act (the "Act") (ii) regulations adopted under that Act ("Regulation S-P"), (iii) any applicable state laws or regulations permitted by the Commission by Section 507 of that Act, or (iv) any amendments or revisions of any of the foregoing (collectively, the "Privacy Requirements"). Unless otherwise defined in this Agreement, the definitions in Regulation S-P, shall apply to capitalized terms not defined in this Section 10.1. For the purposes of this Section 10.1, the definition of Non-Public Personal Information in Regulation S-P, when referring to a Fund or Adviser Consumer, including the Consumers of its affiliates, shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by the Company in violation of this Agreement, (b) demonstrably known to the Company prior to execution of the Agreement, (c) independently developed by the Company in the ordinary course of business outside of the Agreement, or (d) rightfully and lawfully obtained by the Company from any third party other than the Fund or the Adviser. For the purposes of this

Section 10.1, the definition of Non-Public Personal Information in Regulation S-P, when referring to the Company's Consumers, including the Consumers of the Company's affiliates, shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by the Fund or the Adviser in violation of this Agreement, (b) demonstrably known to the Fund or the Adviser prior to execution of the Agreement, (c) independently developed by the Fund or the Adviser in the ordinary course of business outside of the Agreement, or (d) rightfully and lawfully obtained by the Fund or the Adviser from any third party other than the Company.

                  (a) In the event that the Company receives Non-Public Personal Information from or on behalf of the Fund, the Adviser, the Adviser's divisions and/or any present or future subsidiary of Oppenheimer Acquisition Corp. (for this Section 10.1, collectively the "Fund"), the Company agrees with the Fund as follows:

                           (1) The Company agrees to maintain the
                  confidentiality of Non-Public Personal Information of a Fund Consumer and not to disclose that Information, except to the extent such disclosure is expressly permitted by the Privacy Requirements and the Agreement. The Company also agrees to provide the Fund with not less than five (5) business days advance written notification of any such disclosure (subject to reduction or elimination if required by applicable legal or regulatory requirements).

                           (2) The Company agrees that Non-Public Personal
                  Information of a Fund Customer will not be used by the Company except as expressly permitted by the Privacy Requirements and in the Agreement, taking into consideration the purposes for which such information has been provided to the Company.

                  (b) In the event that the Fund receives Non-Public Personal Information from or on behalf of (i) the Company, its affiliates, divisions and/or any present or future subsidiary or affiliates (for this Section 10.1, collectively the "Company"), the Fund agrees with the Company as follows:

                           (1) The Fund agrees to maintain the confidentiality
                  of Non-Public Personal Information of the Company's Consumers and not to disclose that Information, except to the extent such disclosure is expressly permitted by the Privacy Requirements and in the Agreement. The Fund also agrees to provide the Company with not less than five (5) business days advance written notification of any such disclosure (subject to reduction or elimination if required by applicable legal or regulatory requirements).

                           (2) The Fund agrees that Non-Public Personal
                  Information of a Company Customer will not be used by the Fund except as expressly permitted by the Privacy Requirements and in the Agreement, taking into consideration the purposes for which such information has been provided to Oppenheimer.

                  (c) Each party agrees to implement appropriate measures designed to ensure the security and confidentiality of Non-Public Personal Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, such information that could result in substantial harm or inconvenience to any Consumer; each party further agrees to cause all its agents, representatives or subcontractors, or any other party to whom the such party may provide access to or disclose Non-Public Personal Information to implement appropriate measures designed to meet the objectives set forth in this Agreement. Upon request, either party will provide the other with information sufficient to demonstrate that it has implemented information security measures consistent with the Agreement.

                  (d) Each party acknowledges that any breach of this Section
         10.1 could result in immediate and irreparable harm for which there may be no adequate remedy at law and agree that in the event of such a breach, that the party so harmed, or allegedly harmed, may be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. This Section 10.1 shall survive the termination of the Agreement.

                  10.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                  10.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                  10.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                  10.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state securities and insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                  10.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                  10.7. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

                  10.8. The Company and the Adviser each understand and agree that the obligations of the Fund under this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund and the Fund's property; the Company and the Adviser each represent that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

                  10.9. This Agreement shall not be assigned by any party hereto without the prior consent of all the parties.

                  10.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

                  10.11. This Agreement sets forth the entire agreement between the parties and supercedes all prior communications, agreements and understandings, oral or written, between the parities regarding the subject matter hereof.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

                                                   Date:     1/12/04
                                                   -----------------------------



IDS LIFE
INSURANCE COMPANY ATTEST:


By: /s/ Gumer C. Alvero                            By: /s/ Mary Ellyn Minenko
    --------------------                               -------------------------

Name:   Gumer C. Alvero                            Name:   Mary Ellyn Minenko


Title: Executive Vice President, Annuities         Title: Assistant Secretary



OPPENHEIMER VARIABLE
ACCOUNT FUNDS

By: /s/ Denis R. Molleur
    ---------------------

Name:   Denis R. Molleur

Title:  Assistant Secretary




OPPENHEIMERFUNDS, INC.

By: /s/ Denis Molleur
    ---------------------

Name:   Denis Molleur

Title:  Vice President

                                   SCHEDULE 1
                                Separate Accounts

IDS Life Variable Account 10

                                   SCHEDULE 2
                                    Contracts

Contract Forms 31043A and state variations thereof

Contract Forms 131041A and state variations thereof

                                   SCHEDULE 3
                                   Portfolios

Oppenheimer Variable Account Funds/Oppenheimer Growth Fund
Oppenheimer Variable Account Funds/Oppenheimer High Income Fund